Exhibit 99.1

QPORTER, INC.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2007

BDO Visura Audit and Assurance	CH-8031 Zurich, Fabrikstrasse 50 Phone +41 44 444 35 55, Fax +41 44 444 37 66 www.bdo.ch

Report of Independent Registered Public Accounting Firm

Board of Directors
Qporter, Inc. (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Qporter, Inc. (A Development Stage Company)  and its subsidiaries as of December 31, 2007 and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficiency), and cash flows for the period from January 24, 2007 (inception) to December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of QPorter, Inc. at December 31, 2007, and the results of its operations and its cash flows for the period from January 24, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Zurich, December 17, 2008

BDO Visura

Andreas Wyss	Christoph Tschumi
Auditor in Charge	Swiss Certified Accountant
Swiss Certified Accountant / CPA

QPORTER, INC.  (A Development Stage Company)

CONSOLIDATED BALANCE SHEET
(in $, except per share amounts)

		December 31,
		2007
ASSETS
Current Assets:
Cash and cash equivalents		122,345
Accounts receivable, including related party	12	14,419
Short-term loan due from MobilMedia Holding AG, a related party	12	70,924
Prepaid expenses and other current assets		8,401
Total current assets		216,089

Property, plant and equipment, net	8,5	17,722
Intangible assets, net	6	491,483

Total Assets		725,294

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable, including related party	12	129,329
Short-term loans due to related parties	12	1,478
Accrued expenses and other current liabilities		23,682
Total current liabilities		154,489

Long-Term Liabilities:
Loan payable due to Stockholders	9	1,499,980
Total long-term liabilities		1,499,980
Commitments & Contingencies	7
Stockholders’ Equity (deficiency):
Common stock, $0.001 par value; shares authorized 10,000,000; issued and outstanding 2,500,000	10	2,500
Additional paid in capital		1,247,500
Accumulated other comprehensive income		3,987
Dividend distribution		(625,000)
Accumulated deficit during development stage		(1,558,162)

Total stockholders’ equity (deficiency)		(929,175)

Total Liabilities and Stockholders’ Equity (Deficiency)		725,294

See accompanying notes to these financial statements.

QPORTER, INC. (A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in $, except per share amounts)

For the period from January 24, 2007 (Inception) to December 31,
2007

Operating expenses
General and administrative expense	1,019,192
Marketing expense	439,404
Research and development expense	2,040
Total Operating expenses	1,460,636

Other income (expense)
Interest expense	(677)
Foreign exchange loss	(96,849)
Total other income (expense)	(97,526)
Net loss	(1,558,162)

Other comprehensive loss/income:
Foreign currency translation	3,987
Comprehensive Loss	(1,554,175)
Basic and diluted weighted average shares	2,500,000
Basic and diluted net loss per share	(0.62)

See accompanying notes to these financial statements.

QPORTER, INC. (A Development Stage Company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO DECEMBER 31, 2007

(in $, except per share amounts)

	Common Stock		Additional Paid-in	Accumulated other comprehensive	Dividend	Accumulated Deficit During Development	Total Shareholders’
	Shares	Amount	Capital	Income	distribution	Stage	Equity (Deficiency)
Common stock issued for cash at $1.00 per share	1,250,000	1,250	1,248,750	0	0	0	1,250,000
Common stock issued for contribution of XMS Technology	1,250,000	1,250	(1,250)	0	0	0	0
Dividend distribution	0	0	0	0	(625,000)	0	(625,000)
Foreign currency translation adjustment				3,987	0		3,987
Net loss	0	0	0	0	0	(1,558,162)	(1,558,162)
Balance at December 31, 2007	2,500,000	2,500	1,247,500	3,987	(625,000)	(1,558,162)	(929,175)

See accompanying notes to these financial statements.

QPORTER, INC. (A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
 (in $, except per share amounts)

For the Period from January 24, 2007 (Inception)
to December 31, 2007
Cash Flows from Operating Activities:
Net loss	(1,558,162)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,846
Changes in operating assets and liabilities:
Accounts receivable	(12,366)
Prepaid expenses and other current assets	(9,469)
Accounts payable	127,915
Accrued expenses and other current liabilities	23,344
Net cash provided/used in operating activities	(1,425,892)
Cash Flows from Investing Activities:
Property, plant and equipment	(19,366)
Intangible assets	(492,203)
Net cash provided/used in investing activities	(511,569)

Cash Flows from Financing Activities:
Loan from stockholders	1,499,980
Proceeds from the issuance of common stock, net of finders fees	1,250,000
Short-term loan due from related party	(69,536)
Dividend distribution	(625,000)
Net cash provided by financing activities	2,055,444

Increase (decrease) in cash and cash equivalents	117,983
Effect of exchange rate changes on cash	4,362
Cash and cash equivalents, beginning of the period	0
Cash and cash equivalents, end of the period	122,345

Supplemental Cash Flow Information:
Cash paid for interest expense	498
Cash paid for income taxes	0

See accompanying notes to these financial statements.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Nature of Operations

 Qporter, Inc. (“Qporter” or the “Company”) was incorporated in Nevada on January 24, 2007, to operate a Voice-over Internet Protocol and messaging services to mobile telephone users.   The Company is a telecommunications business specializing in the design, development, licensing, sale and distribution of telecommunications software and services, in particular high-quality Voice-over-the-Internet-Protocol (“VoIP”) services to mobile telephone users under the trademarks Qtalk™, Qtalk Buisiness™ and Qtalk Secure™ and messenger services under the trademark Qmessenger™ (collectively, the “Services”)

The Company is at the development stage and has devoted most of its efforts to raising capital. The planned principal operations have not yet commenced, and there has been no revenue generated.

The Company’s vision is to enable all consumers to communicate easily and affordably by using its communication tools.

2. Going Concern Uncertainty

The Company has experienced losses from operations and anticipates incurring continued losses in the near future. The Company has begun to beta test market the Services.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $1,558,162 and a negative cash flow from operations of $1,425,892 since its inception, and had a working capital of $61,600 at December 31, 2007. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has had negative cash flows from operations to date and has been dependent on equity and debt financing. Management believes that the Company currently does not have adequate cash resources to fund anticipated cash requirements through December 31, 2008; and, therefore, the Company will have to raise addition funding through loans and equity contributions. The Company's ability to continue its operations and market and sell Qporter's products and services will depend on the Company's ability to raise additional financing. If the Company is unable to obtain such financing, the Company will not be able to continue its business. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on the Company's financial condition.

Based on the Company’s business plan, additional funding of approximately $4,000,000 from external sources is needed to cover the Company’s near-term projected cash short fall.  No assurances can be given that such funds will be obtained.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. Summary of Significant Accounting Policies

 Basis of Presentation-The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Qporter Schweiz AG and Qporter Poland. All significant inter-company accounts and transactions have been eliminated in the consolidation.

Development Stage Company-The Company complies with SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises” for its characterization of the Company as development stage.

Use of estimates-The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures of the Company.  Although these estimates are based on management’s knowledge of current events and actions that the Company may undertake in the future, actual results may differ from such estimates. Estimates are used for, but not limited to, the valuation of intangible assets, income taxes and contingencies.

Foreign Currency Translation-The functional currency of the Company and its subsidiaries is the local currency. In accordance with SFAS No. 52, “Foreign Currency Translation”, assets and liabilities are translated into U.S. dollar equivalents at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income (loss). Foreign currency differences from intercompany receivables and payables are recorded as foreign exchange gains/losses in the Statement of Operations.

Cash and Cash Equivalents-The Company considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment-Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 5 years.  The cost of normal maintenance and repairs is charged to operations as incurred.  Major overhaul that extends the useful life of existing assets is capitalized.  When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Income Taxes-In accordance with SFAS No. 109, “Accounting for Income Taxes”, the Company uses the asset and liability method to account for income taxes, including recognition of deferred tax assets for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax bases.  The Company reviews its deferred tax asset for recovery and a valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax asset will not be realized.  Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change.

QPORTER, INC.  (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Comprehensive Loss-Comprehensive income or loss encompasses net income or loss and “other comprehensive income or loss”, which includes all other non-owner transactions and events that change stockholder’s equity (deficiency).  The Company’s other comprehensive loss reflects the effect of foreign currency translation adjustments on the translation of the financial statements from the functional currency into the reporting currency of U.S. dollars.

Loss Per Share-The Company computes net earnings (loss) per common share in accordance with SFAS No. 128 “Earnings per Share” (“SFAS 128”) and SAB No. 98 (“SAB 98”).  Under the provisions of SFAS 128 and SAB 98, basic net earnings (loss) per common share is computed by dividing the net earnings (loss) available to common stock outstanding during the period.  Net earnings (loss) per share on a diluted basis is computed by dividing the net earnings (loss) for the period by the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. These are no common stock equivalents.

Long-Lived Assets -The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The statement requires the Company to evaluate its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be not recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, impairment may exist. To determine the amount of impairment, the Company compares the fair value of the asset to its carrying value. If the carrying value of the asset exceeds its fair value, an impairment loss equal to the difference is recognized.

Fair Value of Financial Instruments-The Company’s financial instruments consist of cash and cash equivalents, accounts receivables,  accounts payables, short term loan receivable due from MobilMedia Holding AG, short term loan due to related parties  and long-term loan payable due to stockholder.  The fair value of these financial instruments approximate their carrying value due to the short maturities of these instruments, unless otherwise noted.
The fair value of the long-term loan payable due to stockholder cannot be practicably estimated due to the related party nature of the arrangements.

QPORTER INC.  (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Short-term loan due from MobilMedia Holding AG -The short-term loan receivable is reported at outstanding principal adjusted for any deferred costs, any allowances for loan losses and any unauthorized premiums or discounts. At December 31, 2007 no deferred costs nor allowances for losses or unauthorized premiums or discounts existed.

Intangible assets (Trademarks)-The Company accounts for intangible assets pursuant to SFAS No. 142, “Goodwill and Other Intangible Assets”.  Under SFAS 142, intangibles with definite lives continue to be amortized on a straight-line basis over the estimated useful lives, which is between 5 and 10 years.  The Company does not have any intangibles with indefinite lives as of December 31, 2007.

Intangible assets (Research and Development Cost)-The Company accounts for software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products.  Technological feasibility is established upon completion of a working model.

Research & Development expenditures charged to expense for the period from January 24, 2007 (inception) to December 31, 2007 were $2,040.

QPORTER, INC.  (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4. Impact of Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R),“Business Combinations.” SFAS 141(R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values the identifiable assets acquired, liabilities assumed, and any noncontrolling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. SFAS 141(R) becomes effective for fiscal periods beginning after December 15, 2008. The Company is currently evaluating the impact of SFAS 141(R).

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value instruments. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative effect adjustment to the opening balance of retained earnings. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS 157 to have an impact.

In February 2008, the FASB issued Staff Position (FSP) FAS 157-2, Effective Date of FASB Statement No. 157, which defers the implementation for non-recurring financial assets and liabilities from fiscal years beginning after November 15 , 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS No. 157 will be applied prospectively. The statement provisions effective as of January 1, 2008, do not have a material effect on the Company’s financial position and results of operations. Management does not believe that the remaining provisions will have a material effect on the Company’s financial position and results of operations when they become effective on January 1, 2009.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS No. 159”) which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 requires companies to provide information helping financial statement users to understand the effect of a company’s choice to use fair value on its earnings, as well as to display the fair value of the assets and liabilities a company has chosen to use fair value for on the face of the balance sheet. Additionally, SFAS No. 159 establishes presentation and disclosure requirements designed to simplify comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company does not expect SFAS 159 to have an impact.

In December 2007, the FASB issued SFAS No. 160,”Noncontrolling Interests in Consolidated Financial Statements” (an Amendment of ARB 51). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the no controlling interest. It also requires disclosure on the face of the consolidated statement of income of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 becomes effective for fiscal periods beginning after December 15, 2008. The Company is currently evaluating the impact of SFAS 160.

QPORTER INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. Property, Plant & Equipment

Property, plant & equipment consisted of the following at December 31,
2007
Equipment	$16,991
IT Equipment	2,871
Less accumulated depreciation	(2,140)
$17,722

Depreciation expense for period from January 24, 2007 (inception) to December 31, 2007 was $ 2,140.

6. Intangible Assets

Intangible Assets consisted of the following at December 31,
2007
XMS Software Platform	$463,391
Trademarks	28,812
Less accumulated amortization	(720)
$491,483

The XMS Software Platform constitutes development costs that were purchased from MobilMedia Holding AG and SafeCom GmbH & Co. KG, both related parties.

From April until December 2007 the Company evaluated an internal test version in order to market Windows Mobile, Symbian based and Windows Desktop versions.  The development department changed some display issues on different mobile phone types, and registering and user management procedures. The cost for these services was $463,391 provided by MobilMedia Holding and SafeCom GmbH & Co. KG, both related parties.

Amortization expense for the period from January 24, 2007 (inception) to December 31, 2007 was $720.

No amortization expense has been recorded for the XMS Software Platform, because the product has not been launched yet. The amortization expense for Trademarks is included as a marketing expense. The amortization is calculated using the straight-line method over an estimated useful life of 10 years.

The estimated future amortization expense as of December 31, 2007 is as follows:

Fiscal years
2008	46,339
2009	92,678
2010	92,678
2011	92,678
2012	92,678
2013	46,340

Total amortization expense	$463,391

The amortization of the XMS Software Platform will commence upon license of the Services which is expected to be in July 2008. The amortization will be recorded on a straight-line basis over a period of 5 years.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. Commitments & Contingencies

     Operating Lease-Rent expense for all operating leases for the year ending December 31, 2007 was $41,632. The property is approximately 455 square meters and the rental amount will remain the same until November 30, 2011.

Minimum future lease payments on the Company’s operating leases are as follows:

Year ending December 31,	$
2008	136,500
2009	136,500
2010	136,500
2010	136,500
2011	136,500
Total	682,500

Litigation-The Company is not aware of any litigation or threatened litigation pending as of the date of these financial statements.

8. Product, Segment and Geographic Information

The Services are the only business segment of the Company.

The following table summaries the long-lived assets (excluding intangible assets) attributed to countries:

Long lived tangible assets
Switzerland	$17,722
Poland	0
$17,722

9. Long-term loan due to stockholders

The Company received a loan from Qnective, the Company’s shareholder, in the principal amount of $1,499,980 on July 6, 2007.

The loan is unsecured and interest free with no right to demand repayment as long as Qnective remains a shareholder of Qporter.

QPORTER INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10. Stockholders’ Equity:

Common Stock-Common stock as of December 31, 2007, consisted of the following: $0.001 par value, 10,000,000 shares authorized;  2,500,000 shares issued and outstanding.

On January 24, 2007, Qnective Inc., a Nevada corporation and MobiMedia Holding AG, formed Qporter, Inc. ("Qporter").  Qnective Inc. received 50% of the outstanding common shares of our Company in exchange for an agreement to invest $1,250,000 in Qporter.  MobilMedia Holding AG transferred to Qporter certain technology for a converged communication platform that integrates messenger and VoIP with a number of features allowing users to use mobile devices or desktop computers to communicate. The technology was valued at zero because it did not fulfill the criteria for capitalization under SFAS No. 86 before being contributed into Qporter.

On March 12, 2007 the Company distributed dividends of $625,000 to its 50% shareholders, Oswald Ortiz, Tan Siekmann, and Stefan Schraps to complete the acquisition of the technology. These shareholders also are the shareholders of MobilMedia Holding AG and SafeCom GmbH & Co. KG.

11. Income Taxes:

In June 2006, the Financial Accounting Standards Board issued interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”. FIN 48 establishes the minimum threshold for recognizing, and a system for measuring, the benefits of tax-return positions in financial statements. The provisions of FIN 48 were effective for the Company as of January 24, 2007, and required application of FIN 48 to all existing tax positions upon initial adoption. The adoption of the standard had no effect on the Company’s financial condition or results of operation.

The following tax years remain subject to examination:

Jurisdiction	Open years
USA	2007
Switzerland	2007
Poland	2007

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2007, Qporter had available federal net operating loss (NOL) carry forwards of approximately $1,558,162.  Under Section 382 of the Internal Revenue Code of 1986, as amended, the use of prior losses including NOLs is limited if a corporation undergoes an “ownership change”.  Future issuances of equity interests by the Company for acquisitions may result in an ownership change that is large enough for this limitation to apply.  If the limitation applies, the Company may be unable to use a material portion of its available NOL carry forwards to reduce future taxable income.  The income tax effect of temporary differences between financial and tax reporting gives rise to the deferred tax asset at December 31, 2007 as follows:

December 31, 2007
$
Deferred tax assets:
Net operating loss carry-forward	542,640
Less: valuation allowance	(542,640)
Net deferred tax assets	0

The Company has net losses for financial reporting purposes. Recognition of deferred tax assets will require generation of future taxable income. The Company believes that it is more likely than not that the deferred tax assets can not be realized. Therefore, the Company established a valuation allowance on net deferred tax assets of $542,640 as of December 31, 2007.

The components of loss before income tax benefit are as follows:

For the period from January 24, 2007 (inception) to December 31, 2007
$
United States	(1,534,833)
Switzerland	(20,615)
Poland	(2,714)
(1,558,162)

QPORTER INC.  (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2007, the Company has net operating loss carry forwards in various jurisdictions of $1,558,162, expiring at various times from years ending 2012 to 2023:

2007
$
2012	(2,714)
2014	(20,615)
2023	(1,534,833)

Total tax-deductible loss carry forward	(1,558,162)

The tax provisions differ from the amount computed using the federal statutory income tax rate (35%) as follows:

For the period from January 24, 2007 (inception) to December 31, 2007
$

Income tax benefit at federal statutory rate	545,357
Foreign tax rate differential	(2,717)
Valuation allowance	(542,640)
0

12. Related Party Transactions

During 2007, Oswald Ortiz, the Chief Executive Officer and a director of Qporter and Qnective invoiced $159,060 to Qporter as a consultant, of which $14,729 was outstanding at year-end. The amount outstanding is presented in accounts payable.
During 2007, Tan Siekmann, the Chief Technology Officer of Qnective  invoiced $159,060 to Qporter as a consultant, of which $14,729 was outstanding at year-end. The amount outstanding is presented in accounts payable.
During 2007, Françoise Lanter, the Chief Financial Officer invoiced through her wholly owned Company, Miraculix Treuhand GmbH, $95,436 to Qporter, Inc. as a consultant, of which $8,837 was outstanding at year end. The amount outstanding is presented in accounts payable.

MobilMedia Holding AG has a technology transfer agreement dated January 3, 2007 and a consulting agreement with Qporter dated May 1, 2007. MobilMedia Holding AG received $987,059 from Qporter during the year 2007. The amount of $625,000 was distributed as a dividend, (see Note 10) and the amount of $362,059 is presented in Intangible Assets which was capitalized as software development cost under FAS 86 as further discussed in note 6.

At December 31, 2007, the amount due from MobilMedia Holding AG was $70,924 and is presented as a short-term loans due from MobilMedia Holding AG. The loan is interest free and due on demand with no fixed terms of repayment.

At December 31, 2007, the amount due to MobilMedia Holding AG is $1,478, as a short-term loan. The amount is presented in short-term loans due to related parties.

QPORTER, INC.  (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SafeCom GmbH & Co. KG has a Software Development Agreement, with Qporter dated January 18, 2007. SafeCom GmbH & Co. KG invoiced Qporter the amount of $465,295 under the Software Development Agreement of which $360,723 is presented in Intangible Assets which was capitalized as software development cost under FAS 86 as further discussed in note 6 and, of which $ 31,477, which is stated in accounts payable, was outstanding at year end. Tan Siekmann, a shareholder of SafeCom was a former Chief Technical Officer of Qnective.

At December 31, 2007 the amount due from FirstMedia AG, which is owned by Oswald Oritz, Chief Executive Officer, and Tan Siekmann, a former Chief Technical Officer of Qnective, is $12,636, which was paid back on January 31, 2008. The amount is presented in the account receivables, including related party.

QPORTER, INC.
(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

QPORTER, INC.  (A Development Stage Company)

CONSOLIDATED BALANCE SHEETs
(in $, except per share amounts)
(unaudited)

		September 30,	December 31,
		2008	2007
		(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents		98,050	122,345
Account receivables, including related parties		201,684	14,419
Short-term loan due from MobilMedia Holding AG		0	70,924
Prepaid expenses and other current assets		25,358	8,401
Total current assets		325,092	216,089

Property, plant and equipment, net	4	301,257	17,722
Intangible assets, net	5	673,010	491,483

Total Assets		1,299,359	725,294

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Account payables, including related parties	10	419,398	129,329
Short-term loans due to related parties	6,10	269,025	1,478
Accrued expenses and other current liabilities		65,023	23,682
Other deferred revenue		174,394	0
Total current liabilities		927,840	154,489

Long-Term Liabilities:
Loan payable due to Stockholders	8	3,280,776	1,499,980
Total long-term liabilities		3,280,776	1,499,980
Commitments & Contigencies	7
Stockholders’ Equity (deficiency):
Common stock, $0.001 par value; shares authorized : 10,000,000; issued and outstanding 2,500,000	9	2,500	2,500
Additional paid in capital		1,638,591	1,247,500
Accumulated other Comprehensive income		48,033	3,987
Dividend distribution		(625,000)	(625,000)
Accumulated deficit during development stage		(3,973,381)	(1,558,162)
Total stockholders’ equity (deficiency)		(2,909,257)	(929,175)

Total Liabilities and Stockholders’ Equity (deficiency)		1,299,359	725,294

See accompanying notes to these financial statements.

QPORTER, INC. (A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
 (in $, except per share amounts)
(unaudited)

	Nine Months Ended September 30,		For the period from January 24, 2007 (Inception) to September 30,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Operating expenses
General and administrative expense	2,035,279	937,500	3,054,471
Marketing expense	4,763	327,349	444,167
Research and development expense	263,261	0	265,301
Total Operating expenses	2,303,303	1,264,849	3,763,939

Other income (expense)
Interest expense	(7,073)	(377)	(7,750)
Interest income	4,557	27	4,557
Foreign exchange loss	(109,400)	(1,360)	(206,249)
Total other income (expense)	(111,916)	(1,710)	(209,442)

Net loss	(2,415,219)	(1,266,559)	(3,973,381)
Other comprehensive loss/income:
Foreign currency translation adjustment	44,046	965	48,033
Comprehensive Loss	(2,371,173)	(1,265,594)	(3,925,348)
Basic and diluted weighted average shares	2,500,000	2,500,000

Basic and diluted net loss per share	(0.97)	(0.51)

See accompanying notes to these financial statements.

QPORTER, INC.  (A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDER EQUITY (DEFICIENCY)
FOR THE PERIOD FROM DECEMBER 31, 2007 TO SEPTEMBER 30, 2008
(in $, except per share amounts)
(unaudited)

	Common Stock		Additional Paid-in	Accumulated Deficit During Development	Dividend	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Capital	Stage	distribution	Income	(Deficiency)
Balance at December 31, 2007	2,500,000	2,500	1,247,500	(1,558,162)	(625,000)	3,987	(929,175)
Stock based compensation	0	0	391,091	0	0	0	391,091
Foreign currency translation adjustments	0	0	0	0	0	44,046	44,046
Net Loss	0	0	0	(2,415,219)	0	0	(2,415,219)
Balance at September 30, 2008	2,500,000	2,500	1,638,591	(3,973,381)	(625,000)	48,033	(2,909,257)

QPORTER,INC. (A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
 (in $, except per share amounts)
(unaudited)

	Nine months ended		For the period from January 24, 2007 (Inception) to
	September 30,		September 30,
	2008	2007	2008
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	(2,415,219)	(1,266,559)	(3,973,381)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	116,911	0	119,757
Stock Based Compensation	391,091	0	391,091
Changes in operating assets and liabilities:
Accounts receivables	(12,989)	0	(25,355)
Prepaid expenses and other current assets	(17,144)	0	(26,613)
Accounts payables	302,669	278,052	430,584
Accrued expenses and other current liabilities	42,510	0	65,854
Net cash used in operating activities	(1,592,171)	(988,507)	(3,018,063)
Cash flows from investing activities:
Property , plant and equipment	(375,097)	(6,517)	(394,463)
Intangible assets	(217,746)	(639,004)	(709,949)
Net cash used in investing activities	(592,843)	(645,521)	(1,104,412)
Cash flows from financing activities:
Short-term loan from related parties	351,021	(19,880)	281,485
Loan from Stockholders	1,785,523	1,250,000	3,285,503
Proceed from the issuance of common stock, net of finders fees	0	1,250,000	1,250,000
Dividend distribution			(625,000)
Net cash provided by financing activities	2,136,544	2,480,120	4,191,989
Increase (decrease) in cash and cash equivalents	(48,470)	846,092	69,513
Effect of exchange rate changes on cash	24,175	966	28,537
Cash and cash equivalents, beginning of the period	122,345	0	0
Cash and cash equivalents, end of the period	98,050	847,058	98,050
Supplement Cash Flow Information:
Cash paid for interest	7,073	377	7,571
Cash paid for taxes	0	0	0

See accompanying notes to these financial statements.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1. Basis of Presentation and Significant Accounting Policies

The condensed consolidated interim financial statements included herein are unaudited and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America ("U.S. GAAP") for complete financial statements.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. The accounting estimates that require management’s most difficult judgments include: intangible assets, income taxes, contingencies and defined benefit plans. These statements reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. The condensed balance sheet as of December 31, 2007, has been derived from the Company’s audited balance sheet as of that date. It is recommended that the interim financial statements be read in conjunction with the Company's audited financial statements for the year ended December 31, 2007. The Company adheres to the same accounting policies in preparation of its interim financial statements. As permitted under U.S. GAAP, interim accounting for certain expenses, including income taxes are based on full-year assumptions. Such amounts are expensed in full in the year incurred. For interim financial reporting purposes, income taxes are recorded based upon estimated annual income tax rates. Interim results are not necessarily indicative of the operating results expected for later quarters or the full fiscal year. The Company's functional currency, and the functional currency of its subsidiaries is the local currency.

The Company is in the development stage and has devoted most of its efforts to raising capital. The planned principal operations have commenced but there has been no revenue generated from operations.

Employee Benefit Plan - The Company has maintained a pension plan covering all employees in Switzerland; it is considered a defined benefit plan and accounted for under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of SFAS Nos. 87, 88, 106 and 132R (“SFAS 158”). This model allocates pension costs over the service period of employees in the plan. The underlying principle is that employees render services ratably over this period, and therefore, the income statement effects of pensions should follow a similar pattern.

SFAS 158 requires recognition of the funded status, or difference between the fair value of plan assets and the projected benefit obligations of the pension plan on the balance sheet with a corresponding adjustment to accumulated other comprehensive income. If the projected benefit obligation exceeds the fair value of plan assets, then that difference or unfunded status represents the pension liability.

The Company records a net periodic pension cost in the statement of operations. The liabilities and annual income or expense of the pension plan is determined using methodologies that involve several actuarial assumptions, the most significant of which are the discount rate and the long-term rate of asset return (based on the market-related value of assets). The fair values of plan assets are determined based on prevailing market prices.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

New accounting pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value for financial accounting and reporting purposes, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value instruments. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative effect adjustment to the opening balance of retained earnings. SFAS No. 157 was effective and adopted by the Company as of January 1, 2008. In order to determine the implications of adopting SFAS 157, the Company reviewed all the assets and liabilities recorded on its balance sheet. Based on the results of its review, the Company determined that a majority of its assets and liabilities are either not required to be measured at fair value in its financial statements, or are outside the scope of SFAS 157. The adoption of SFAS No. 157 did not have a material impact on the Company’s results of operations, cash flows or financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows an entity to irrevocably elect fair value for the initial and subsequent measurement of certain financial instruments and other items that are not currently required to be measured at fair value. When the fair value option is elected and a company chooses to record eligible items at fair value, the company must report unrealized gains and losses on those items in results of operations at each subsequent reporting date. Additionally, the transition provisions of SFAS No. 159 permit a one-time election for existing positions at the adoption date, with a cumulative effect adjustment included in opening retained earnings. All future changes in fair value will be reported in results of operations. Prior to this election, only the unrealized losses were recorded in results of operations. The Company adopted SFAS 159 effective for the fiscal year beginning January 1, 2008, and the adoption had no impact on the Company’s financial position and results of operations.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

2. Impact of Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R),“Business Combinations.” SFAS 141(R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any noncontrolling interests in the acquiree. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. SFAS 141(R) becomes effective for fiscal periods beginning after December 15, 2008. The Company is currently evaluating the impact of SFAS 141(R).

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value instruments. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative effect adjustment to the opening balance of retained earnings. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Company does not expect SFAS 157 to have an impact.

In February 2008, the FASB issued Staff Position (FSP) FAS 157-2, Effective Date of FASB Statement No. 157, which defers the implementation for non-recurring financial assets and liabilities from fiscal years beginning after November 15 , 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS No. 157 will be applied prospectively. The statement provisions effective as of December 29, 2007, do not have a material effect on the Company’s financial position and results of operations. Management does not believe that the remaining provisions will have a material effect on the Company’s financial position and results of operations when they become effective on January 1, 2009.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” (“SFAS No. 159”) which provides companies an option to report selected financial assets and liabilities at fair value. SFAS No. 159 requires companies to provide information helping financial statement users to understand the effect of a company’s choice to use fair value on its earnings, as well as to display the fair value of the assets and liabilities a company has chosen to use fair value for on the face of the balance sheet. Additionally, SFAS No. 159 establishes presentation and disclosure requirements designed to simplify comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company does not expect SFAS 159 to have an impact.

In December 2007, the FASB issued SFAS No. 160,”Noncontrolling Interests in Consolidated Financial Statements” (an Amendment of ARB 51). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure on the face of the consolidated statement of income of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. In addition this statement establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation and requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS 160 becomes effective for fiscal periods beginning after December 15, 2008. The Company is currently evaluating the impact of SFAS 160.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (“SFAS No. 161”). SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (“SFAS No. 133”), by requiring enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses on, derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS No. 161 will be effective for the Company as of January 1, 2009. As SFAS No. 161 provides only disclosure requirements, the adoption of this standard will not have a material impact on the Company’s results of operations, cash flows, or financial positions.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

3. Going Concern Uncertainty

The Company has experienced losses from operations and anticipates incurring continued losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $3,973,381 and a negative cash flow from operations of $3,018,063 since its inception, and had a working capital deficiency of $602,748 at September 30, 2008. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has had negative cash flows from operations to date and has been dependent on equity and debt financing. Management believes that the Company currently does not have adequate cash resources to fund anticipated cash requirements through September 30, 2009; and, therefore, the Company will have to raise additional funding through loans and equity contributions. The Company’s ability to continue its operations and market and sell the Company’s products and services will depend on the Company’s ability to raise additional financing. If the Company is unable to obtain such financing, the Company will not be able to continue its business. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on the Company’s financial condition.

Based on the Company’s business plan additional funding from external sources of $5,500,000 is needed to cover the Company’s near-term projected cash short fall. No assurances can be given that such funds will be obtained.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

4. Property, Plant & Equipment

Property, plant & equipment consisted of the following:

	September 30, 2008	December 31, 2007
Equipment	$95,864	$16,991
Conversion cost of office	71,195	0
IT equipment	214,184	2,871
Less accumulated depreciation	(79,986)	(2,140)
	$301,257	$17,722

Depreciation expense of property and equipment for the period ended September 30, 2008 and September 30, 2007 was $79,986 and $0, respectively.

5. Intangible Assets

 Intangible Assets consisted of the following:

	September 30, 2008	December 31, 2007
XMS Software Platform	$681,137	$463,391
Trademarks	28,812	28,812
Less accumulated amortization	(36,939)	(720)
	$673,010	$491,483

Amortization expense of intangible assets for the period ended September 30, 2008 and September 30, 2007, was $36,939 and $0, respectively.

6. Short-term debt

Short-term debt consists of the following:

	September 30, 2008	December 31, 2007
MobilMedia Holding AG	$21,920	$1,478
FirstMedia AG	61,754	0
Miraculix Treuhand GmbH	185,351	0
	$269,025	$1,478

The short-term loans obtained by the Company in 2008 and 2007 were $269,025 and $1,478, respectively. They are unsecured and only the loan due to Miraculix Treuhand GmbH bears interest (see Note 8). The loans are due on demand with no fixed terms of repayment. No restrictive covenants exist in connection with the Company's debt.

QPORTER, INC.  (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

7. Commitments & Contingencies

Contingent Liabilities - On January 1, 2008, the Company signed a contract with ZMG, Zurich Management Group for business development support of Qporter. ZMG will assist in developing and improving the Qporter business model, developing and implementing the Qporter business strategy, including marketing, portfolio and pricing strategies, and developing the business plan, particularly with respect to cash requirements for the next year. ZMG will receive a monthly consultancy fees of $8,044 during a minimum period of 12 months and a one time payment of $20,110 for the business plan development.  Additionally ZMG will receive 350,000 Qnective (a related party) stock options on terms to be agreed.

Operating Lease-Rent expense for all operating leases for the periods ended September 30, 2008, and 2007 was $102,375 and
$41,632, respectively. The property is approximately 455 square meters and is a fixed rental agreement until November 30, 2011, with a monthly payment of $ 11,375 per month.

Minimum future lease payments on the Company’s operating leases are as follows:

Year ending December 31,	$
2008	34,125
2009	136,500
2010	136,500
2010	136,500
2011	125,125
Total	568,750

 Litigation—The Company is not aware of any litigation or threatened litigation pending as of the date of these financial statements.

8. Long-term loan due to Stockholders

The long-term loans were obtained by the Company from Qnective in 2008 and 2007 were $3,280,776 and $1,499,980, respectively.

The loans are unsecured and interest free with no right to demand repayment as long as Qnective remains a shareholder of Qporter.

9. Stockholders’ Equity:

Common Stock— Common stock as of September 30, 2008, and December 31, 2007, consisted of the following: $0.001 par value, 10,000,000 shares authorized, issued and outstanding 2,500,000 shares.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

10. Related Party Transactions

As noted under Note 6, the Company received short-term loans from several related parties during 2008.

On August 27, 2008, Qporter Schweiz AG, a wholly owned subsidiary of the Company, entered into a short-term loan agreement with Miraculix Treuhand GmbH, wholly owned by Françoise Lanter, the Company’s CFO, for $182,298, which is due for repayment on November 30, 2008. The loan is unsecured and bears a fixed interest of 10%. The amount of $185,351 is presented in the short-term loans due to related party.

At September 30, 2008, the amount due to to Mobil Media Holding AG of which Oswald Ortiz, the Company’s CEO, President and a director holds 48% of the issued and outstanding shares is $21,920 as a short-term loan. The loan is unsecured and does not bear any interest. The loan is due on demand with no fixed terms of repayment. The amount is presented in short-term loan due to related party.

At April 30, 2008, the amount due to First Media AG of which Oswald Ortiz, the Company’s CEO, President and a director  holds 48% of the issued and outstanding shares is $61,754 as a short-term loan. The loan is unsecured and does not bear any interest. The loan is due on demand with no fixed terms of repayment. The amount is presented in short-term loan due to related party.

For the nine-month period ended September 30, 2008, Zoran Trifkovic, supervisory board member of Qporter Schweiz AG, invoiced for supervisory board charges $13,672, of which $13,672 was outstanding at September 30, 2008. The amount outstanding is presented in the account payables.

For the  nine-month period ended September 30, 2008, ZMG, Zurich Management Group, wholly-owned by Zoran Trifkovic, supervisory board member of Qporter Schweiz AG, invoiced consultancy fees of $72,000 to Qporter, Inc.

11. Stock-Based Compensation

The following table summarizes stock-based compensation expense for all share-based payment awards made to consultants:

	Nine months ended September 30, 2008	Nine months ended September 30, 2007	For the period from January 24, 2007 (Inception) to September 30, 2008
	$	$	$
General and Administrative Expense	391,091	0	391,091
Total	391,091	0	391,091

As stated in Note 7, the stock options have not been granted yet, however, the Company entered into the Agreement during the three month period ended March 31, 2008, for the issuance of the stock options, which was amended on June 20, 2008. As a result, the Company has made the assumptions set forth in this Note.

The fair value of each option award is estimated on the estimated date of grant using the Black-Scholes valuation model and the assumptions noted in the following table. The expected term of options granted was calculated using the expected total life. The risk-free rate is based on the U.S Treasury rates in effect during the corresponding period of grant. The expected volatility is based on a peer group of companies in a similar or the same industry. The dividend yield reflects that Quective has not paid any cash dividends since inception and does not intend to pay any cash dividends in the foreseeable future.

	Nine months ended September 30, 2008	Nine months ended September 30, 2007	For the period from January 24, 2007 (Inception) to September 30, 2008
Expected life	10 years	—	10 years
Volatility	100%	—	100%
Risk free interest rate	3.71%	—	3.71%
Dividends	—	—	—

The weighted average fair values per share of the stock options awarded in the nine month period ended September 30, 2008, was $3.48, based on the fair market value of Qnective’s, Inc. common stock at September 30, 2008.

12.  Employee Benefit Plans

The Company registers its employees in Switzerland under a collective pension plan scheme with an insurance company. The plan is a defined benefit plan. Payments to the plan are done in equal parts by the employee and the employer. Contributions are based on the age of the employee and vary between 8% and 16%.

Net Periodic Pension Cost:

The net periodic pension expense includes the following components:

	Nine months ended September 30,
	2008	2007
Net periodic pension cost
Service cost (employer)	$12,309	$0
Expected return on plan assets	0	0
Recognized actuarial loss	0	0
Net periodic pension cost	$12,309	$0

During the nine months period ended September 30, 2008 and September 30, 2007, the Company made contributions totalling $30,850 and $0, respectively, to its defined benefit pension plan. The Company expects to make additional contributions to the plans of approximately $16,078 in the fiscal year ending December 31, 2008.

QPORTER, INC. (A Development Stage Company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

13. Subsequent Events

Qporter entered into a Distribution and License Agreement dated as of September 25, 2008 (the “BT Agreement”), with BT inmo BV (“BT”), a 100% subsidiary of British Telecom (BT) Group Plc, whereby Qporter appointed BT as its non-exclusive distributor to distribute its voice-over-internet protocol services (the “Services”) to mobile telephone users. Pursuant to the BT Agreement, Qporter agreed to develop software that is compatible with specifications provided by BT so that BT’s subscribers can download the Services. Qporter has also agreed to provide maintenance services and support to BT.

BT will pay a license fee to Qporter based on the number of subscriptions for the Services sold by BT to its subscribers. BT will also pay an annual fee to Qporter for the support services provided by Qporter, that will be equal to ten percent of the annual license fee paid by BT. In addition, in consideration for the customization of the Services by Qporter for BT’s subscribers, BT will pay to Qporter a one-time customization fee that will be payable monthly for five months. The BT Agreement has a term of three years, and will be automatically renewed on an annual basis, unless terminated pursuant to the BT Agreement.

QNECTIVE INC.
(formerly Sotech Inc.) (A Development Stage Company)

UNAUDITED INTERIM PRO FORMA FINANCIAL STATEMENTS

EXPLANATORY NOTE

Qnective acquired all of the outstanding common shares and options to purchase common shares of QPorter, Inc. in a share exchange transaction on October 1, 2008.

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Qnective, Inc. (“Qnective”) and Qporter, Inc. (“Qporter”) after giving effect to the acquisition of Qporter by Qnective (the “Merger”) using the reverse acquisition accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are presented as if the acquisition had occurred on January 24, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2008.

You should read this information in conjunction with the:
• accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;
• separate historical financial statements of Qnective as of and for the fiscal year ended December 31, 2007, included in Qnective’s annual report on Form 10-KSB for the fiscal year ended December 31, 2007; and
• separate historical financial statements of Qnective as of and for the quarterly period ended September 30, 2008, included in Qnective’s quarterly report on Form 10-Q for the period ended September 30, 2008
• separate historical financial statements of Qporter as of and for the fiscal year ended December 31, 2007 which are included as Exhibit 99.1 to Qnective’s Form 8-K/A filed with the Securities and Exchange Commission on December 17, 2008.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Merger had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable.

QNECTIVE, INC. (formerly Sotech Inc.) (A Development Stage Company)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
 (in $, except per share amounts)

	Qnective Inc.	Qporter Inc.	Pro Forma		Pro Forma
		Consolidated	Adjustments		Combined
	September 30, 2008	September 30, 2008			September 30, 2008
ASSETS
Current Assets:
Cash and cash equivalents	1,157,473	98,050			1,255,523
Account receivables, including related party	0	201,684			201,684
Loan due from affiliated party	608,133	0	(608,133)	2,3	0
Prepaid expenses and other current assets	0	25,358			25,358
Total current assets	1,765,606	325,092	(608,133)		1,482,565
Property, plant and equipment, net	0	301,257			301,257
Investment in affiliated party	1	0	(1)	2	0
Intangible assets, net		673,010			673,010
Total Assets	1,765,607	1,299,359	(608,134)		2,456,832

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current Liabilities:
Account payables, including related parties	246,590	419,398			665,988
Short-term loans due to related parties	5,640	269,025			274,665
Short-term loan due to Stockholders	1,810,564	0	(1,800,000)	2	10,564
Accrued expenses and other current liabilities	88,850	65,023			153,873
Other deferred revenue	0	174,394			174,394
Total current liabilities	2,151,644	927,840	(1,800,000)		1,279,484
Long-Term Liabilities:
Loan payable due to Stockholder	0	3,280,776	(3,280,776)	2,3	0
Long-term convertible debenture	151,583	0			151,583
Total long-term liabilities	151,583	3,280,776	(3,280,776)		151,583
Stockholders’ Equity (deficiency):
Common stock, $0.001 par value; shares authorized; 75,000,000 shares issued and outstanding: 59,900,000	59,000		900	2	59,900
Common stock, $0.001 par value; shares authorized 10,000,000, shares issued and outstanding: 2,500,000		2,500	(2,500)	2	0
Additional paid in capital	4,409,125	1,638,591	(531,503)	2	5,516,213
Accumulated other comprehensive income	48,033	48,033	(48,033)	2	48,033
Dividend distribution	0	(625,000)	0		(625,000)
Accumulated deficit during development stage	(5,053,778)	(3,973,381)	5,053,778	2	(3,973,381)
Total stockholders’ equity (deficiency)	(537,620)	(2,909,257)	4,472,642		1,025,765

Total Liabilities and Stockholders’ Equity (deficiency)	1,765,607	1,299,359	(608,134)		2,456,832

See accompanying notes to these financial statements.

QNECTIVE, INC. (formerly Sotech Inc.) (A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2008
 (in $, except per share amounts)

	Qnective Inc.	Qporter Inc.	Pro Forma		Pro Forma
			Adjustments		Combined
Operating expenses
General and administrative expenses	921,882	2,035,279			2,957,161
Marketing expenses	3,035	4,763			7,798
Research and development expenses	0	263,261			263,261
Total Operating expenses	924,917	2,303,303			3,228,220
Other income (expense)
Interest expense	(49,708)	(7,073)			(56,781)
Interest income	0	4,557			4,557
Other expense	0	(109,400)			(109,400)
Equity loss from affiliated company	(2,415,219)	0	2,415,219	3	0
Total other income (expense)	(2,464,927)	(111,916)	2,415,219		(161,624)
Net loss	(3,389,844)	(2,415,219)	(2,415,219)		(3,389,844)
Other comprehensive loss/income:
Foreign currency translation adjustment	44,046	44,046	(44,046)	2	44,046
Comprehensive Loss	(3,345,798)	(2,371,173)	2,371,173		(3,345,798)

Basic and diluted weighted average shares	59,000,000	2,500,000			59,000,000

Basic and diluted net loss per share	(0.06)	(0.97)			(0.06)

See accompanying notes to these financial statements.

QNECTIVE, INC. (formerly Sotech Inc.) (A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME FOR THE YEAR ENDED
DECEMBER 31, 2007
(in $, except per share amounts)

	Qnective Inc.	Qporter Inc.	Pro Forma		Pro Forma
			Adjustments		Combined
Operating expenses
General and administrative expenses	29,518	1,019,192			1,048,710
Marketing expenses	0	439,404			439,404
Research and development expenses	0	2,040			2,040
Total Operating expenses	29,518	1,460,636			1,490,154
Other income (expense)
Interest expense	0	(677)			(677)
Foreign exchange loss	0	(96,849)			(96,849)
Equity loss from affiliated company	(1,558,162)	0	1,558,162	3	0
Total other income (expense)	(1,558,162)	(97,526)	1,558,162		(96,526)
Net loss	(1,587,680)	(1,558,162)	1,558,162		(1,587,680)
Other comprehensive loss/income:
Foreign currency translation adjustment	3,987	3,987	(3,987)	2	3,987
Comprehensive Loss	(1,583,693)	(1,554,175)	(1,554,175)		(1,583,693)
Basic and diluted weighted average shares	58,606,164	2,500,000			58,606,164

Basic and diluted net loss per share	(0.03)	(0.62)			(0.03)

QNECTIVE, INC. (formerly Sotech Inc.) (A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME FOR THE PERIOD SINCE INCEPTION OF QPORTER, FROM JANUARY 24, 2007 TO SEPTEMBER 30, 2008
(in $, except per share amounts)

	Qnective Inc.	Qporter Inc.	Pro Forma		Pro Forma
			Adjustments		Combined
Operating expenses
General and administrative expenses	951,400	3,054,471			4,005,871
Marketing expenses	3,035	444,167			447,202
Research and development expenses	0	265,301			265,301
Total Operating expenses	954,435	3,763,939			4,718,374
Other income (expense)
Interest expense	(49,708)	(7,750)			(57,458)
Interest income	0	4,557			4,557
Other expense	0	(206,249)			(206,249)
Equity loss from affiliated company	(3,973,381)	0	3,973,381	3	0
Total other income (expense)	(4,023,089)	(209442)	3,973,381		(259,150)
Net loss	(4,977,524)	(3,973,381)	3,973,381		(4,977,524)
Other comprehensive loss/income:
Foreign currency translation adjustment	48,033	48,033	(48,033)	2	48,033
Comprehensive Loss	(4,929,491)	(3,925,348)	3,956,598		(4,929,491)

Basic and diluted weighted average shares	58,775,039	2,500,000			58,775,039

Basic and diluted net loss per share	(0.085)	(1.589)			(0.085)

QNECTIVE, INC. (formerly Sotech Inc.) (A Development Stage Company)

UNAUDITED NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The Company entered into an Amended Shareholders' Agreement (the "Shareholders' Agreement") among the Company, MobilMedia Holding AG ("Mobil Media"), Oswald Ortiz, Tan Siekmann, and Stefan Schraps (collectively, the "MMH Shareholders"), Qporter, Inc. (“Qporter"), Capella IV LLC, a Nevis corporation (“Capella”), and Connwards Management, Inc., a Belize corporation (“Connwards”) effective as of October 1, 2008. The Shareholders' Agreement terminated the original Shareholders' Agreement dated February 12, 2007, among Mobil Media, Qnective, and Qporter.  Pursuant to the Shareholders’ Agreement:

1. Capella agreed to make a capital contribution to the Company of 30,550,000 shares (the “Capella Shares”) of common stock, $.001 par value per share of the Company (the “Common Stock”) for aggregate consideration of $1.00, and the Company agreed to hold the Capella Shares as treasury shares;

2. The MMH Shareholders, in their capacity as the beneficial owners pursuant to a nominee agreement between Mobil Media, as nominee and the MMH Shareholders of 1,250,000 shares of the common stock of Qporter (the “Qporter Stock”), representing 50% of the issued and outstanding shares of the Qporter Stock, agreed to exchange their Qporter Stock, for 30,550,000 shares of Common Stock of the Company (the “Share Exchange Transaction”) representing approximately 51% of the outstanding shares of Common Stock of the Company as of October 1, 2008. Under the terms of the Share Exchange Transaction, Mr. Ortiz, the Company’s President, Chief Executive Officer, and a director of the Company received 14,511,250 shares of Common Stock (representing 24.5% of the issued and outstanding shares of Common Stock after giving effect to the transactions contemplated by the Shareholders’ Agreement); Mr. Siekmann also received 14,511,250 shares of Common Stock; and Mr. Schraps received 1,527,500 shares of Common Stock;

3. Connwards acknowledged the issuance of 1,250,000 shares of Common Stock to evidence its prior $2,500,000 equity investment in the Company at a price of $2.00 per share; and

4. Connwards prior loan to the Company of $1,800,000 was converted into 900,000 shares of Common Stock at a conversion price of $2.00 per share.

The Company, through its subsidiary, Qporter, is engaged in the business of researching, designing, marketing and developing telecommunications services and software. The operations and assets of Qporter represent the entire business and operations of the Company. As a result of the Share Exchange Transaction, the Company acquired 1,250,000 shares of Qporter Stock, representing the balance of the 50% equity interest in Qporter not previously owned by the Company. Upon consummation of the Share Exchange Transaction, effective October 1, 2008, Qporter became a wholly owned subsidiary of the Company.

The Share Exchange Transaction was accounted for as a reverse acquisition in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 141. “Business Combinations”.

The previous pro forma financial statements reflecting the Share Exchange Transaction  included:
•  Pro forma combined consolidated balance sheet at September 30, 2008 - this balance sheet assumes the transaction occurred at the end of the period
• Pro forma combined consolidated income statements for the year ended December 31, 2007, the nine months ended and for  the period January 24, 2007(inception) until September 30, 2008.
• these income statements assume the transaction occurred at the beginning of the period.

The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the transaction been completed at the beginning or the end of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

QNECTIVE INC. (formerly Sotech Inc.) (A Development Stage Company)

UNAUDITED NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

2. Adjustments to Stockholder’s Equity

The table below provides the pro forma adjustment to stockholders’ equity:

Pro Forma Adjustments to Stockholder’s Equity
Common stock adjustment
Qporter’s common stock	(2,500)
Issuance of common Stock 900,000, price per Share $2, par value 0.001	900
Common stock adjustment	(1,600)

Additional paid in capital adjustment:
Issuance of common Stock 900,000, price per share $2, par value 0.001	1,799,100
Elimination of Qporter’s common stock	2,500
Qnective’s accumulated deficit	(5,053,778)
Qnective’s investment in Qporter Inc.	(1)
Elimination of translation adjustment	48,033
Elimination of loan due to Stockholder from Qporter Inc.	3,280,776
Elimination of loan due from affiliated company	(608,133)
Additional paid-in capital adjustment	(531,503)

Elimination of translation adjustment	(48,033)
Retained earnings (deficit) adjustment	5,053,778
Total stockholders’ equity adjustment	4,472,642

3. Intercompany Transactions

The elimination of an intercompany loan from Qnective, Inc. to Qporter, Inc. consists of the following:

	Qnective Inc.	Qporter Inc.
Loan due from affiliated (Qporter Inc.)	3,280,776
Value adjustment Qporter Inc.	(2,720,675)
Translation adjustments of Qporter Inc.	48,033
Loan due to Stockholder		3,280,776
Total elimination of loans	(608,134)	3,280,776

Equity loss from affiliated  company in Qnective, Inc. relates to its investment in Qporter, Inc. and therefore was eliminated.